UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016
ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr., San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 224-1000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Organovo Holdings, Inc. (the “Company”), Barry Michaels, the Company’s chief financial officer, tendered his retirement notice to the Company, resigning from his positions as the Company’s chief financial officer and as its principal financial and accounting officer, effective April 1, 2016 (the “Retirement Date”).  The Company is actively involved in a search process to identify his successor.  In order to ensure a smooth transition of responsibilities, Mr. Michaels will remain with the Company as a consultant as described below.

In connection with his retirement, Mr. Michaels and the Company entered into a Consulting, Separation Agreement and Release (the “Separation Agreement”), dated March 30, 2016.  In the Separation Agreement, Mr. Michaels has agreed to a general release of claims and other restrictions and covenants in favor of the Company, including non-compete and non-solicitation provisions.  In exchange for signing the Separation Agreement, Mr. Michaels will receive a lump sum severance payment in the amount of $247,701, representing six months of his base salary, accrued paid time off, and 24 months of continued health benefits following the Retirement Date.  In addition, Mr. Michaels will be eligible to receive a cash bonus for his services to the Company during the fiscal year ended March 31, 2016 (“Fiscal 2016”) in accordance with the Company’s short-term incentive plan, which amount will be determined by the Compensation Committee of the Company’s Board of Directors based on the Company’s achievement of the performance metrics previously established by the Compensation Committee for Fiscal 2016 and the individual performance of Mr. Michaels during Fiscal 2016.  This bonus will be paid to Mr. Michaels at the same time the Company’s other executive officers receive bonus payments for Fiscal 2016.

To help ensure a smooth transition, Mr. Michaels entered into a Consulting Agreement (the “Consulting Agreement”) with the Company.  Under the Consulting Agreement, Mr. Michaels will assist the Company in onboarding and transitioning responsibilities to the Company’s new Chief Financial Officer, filing its Form 10-K and Proxy Statement for Fiscal 2016, and any other finance, accounting or tax-related projects as may arise during the term.  Mr. Michaels will also continue to serve as a member of the Board of Directors of Samsara Sciences, Inc., the Company’s subsidiary focused on providing high quality primary human liver cells for research applications.  For these services, Mr. Michaels will receive a quarterly retainer of $74,000 for his services under the Consulting Agreement through December 31, 2017.  In connection with his continued service to the Company as a consultant, Mr. Michaels will also continue to vest in his previously-issued and outstanding stock options for the term of his consultancy.

Until the Company retains a new chief executive officer, Keith Murphy, the Company’s Chief Executive Officer and President, will serve as the Company’s principal financial officer and principal accounting officer.

The foregoing information is a summary of select terms from the Separation Agreement and the Consulting Agreement, is not complete, and is qualified in its entirety by reference to the full text of each such agreement, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Consulting, Separation Agreement and Release, between Barry Michaels and Organovo Holdings, Inc., dated March 30, 2016.
10.2	Consulting Agreement, between Organovo Holdings, Inc., Organovo, Inc. and Barry Michaels, dated March 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: April 5, 2016	/s/ Keith Murphy
Keith Murphy
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
10.1	Consulting, Separation Agreement and Release, between Barry Michaels and Organovo Holdings, Inc., dated March 30, 2016.
10.2	Consulting Agreement, between Organovo Holdings, Inc., Organovo, Inc. and Barry Michaels, dated March 30, 2016.